UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2013

Sophiris Bio Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1258 Prospect Street, La Jolla, California		92037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-777-1760

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Non-Employee Director Compensation Plan

On October 25, 2013, our Board of Directors approved changes to the compensation of our non-employee directors as outlined below which will be retroactively effective to October 1, 2013.

Cash Payments

Annual retainer: $35,000

Additional Chairman of the Board annual retainer: $35,000.

Additional Audit Committee Chair/member annual retainers: $15,000 and $7,500, respectively.

Additional Compensation Committee Chair/member annual retainers: $10,000 and $5,000, respectively.

Additional Corporate Governance and Nominating Committee Chair/member annual retainers: $7,000 and $3,500, respectively.

All cash payments above will be paid in four equal quarterly payments. Any quarterly payment made to a non-employee director who has served less than 3 months at the time of each payment will be reduced pro rata for the time that the individual did not serve in their respective capacity.

Equity Compensation

Initial equity award upon the appointment to the Board of Directors: option to purchase 16,500 shares of the Company’s common stock, which shares shall vest at the rate of 1/36th per month, at the end of each month following the date of grant, subject to the individual’s continued service through each such date.

Annual equity award thereafter: option to purchase 8,250 shares of the Company’s common stock, to be granted on the date of each annual meeting of our stockholders, which shares shall vest at the rate of 1/12th per month, at the end of each month following the date of grant, subject to the individual’s continued service through each such date. The size of an annual grant made to a non-employee director who has served less than 12 months at the time of the annual meeting will be reduced pro rata for the time that the individual did not serve as a non-employee director.

Executive Officer Equity Grants

On October 25, 2013, our Board of Directors, upon the recommendation of the Compensation Committee of the Board, granted to the Company’s executive officers options to purchase shares of the Company’s common stock, as follows:

Option Holder	Title	Number of Shares
Randall Woods	President & CEO	430,375
Allison Hulme	COO & Head of Research and Development	178,641
Peter Slover	CFO	147,727

For each option granted in the table above, the shares shall vest as follows: 1/3rd shall vest on the one-year anniversary of the date of grant and 1/36th shall vest monthly thereafter, subject to the individual’s continued service through each such date.

The options granted per the above will be subject to the terms and conditions of the Company’s Amended and Restated 2011 Stock Option Plan (the “Plan”). The foregoing does not purport to be complete and is qualified by reference to the Plan, which we have previously filed with the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

October 31, 2013	By:	/s/ Peter T. Slover

Name: Peter T. Slover
Title: Chief Financial Officer